Exhibit 23.1

                         Consent Of Independent Auditors

We consent to the incorporation by reference in the Registration Statements of America Online, Inc. listed below of our report dated July 20, 2000, with respect to the consolidated financial statements of America Online, Inc., included in this Annual Report (Form 10-K) for the year ended June 30, 2000.

1)  No. 33-46607             15)  No. 333-07603         29)  No. 333-74523         43)  No. 333-79489
2)  No. 33-48447             16)  No. 333-22027         30)  No. 333-74525         44)  No. 333-79797
3)  No. 33-78066             17)  No. 333-46633         31)  No. 333-74527         45)  No. 333-82123
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13) No. 333-07163            27)  No. 333-72499         41)  No. 333-76733         55)  No. 333-30204
14) No. 333-07559            28)  No. 333-74521         42)  No. 333-76743         56)  No. 333-30208


                                                           /s/ Ernst & Young LLP

McLean, Virginia
September 21, 2000